UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2017
Date of Report (Date of Earliest Event Reported)

OAKRIDGE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-01937	41-0843268
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 West Ontario Street, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

(312) 505-9267
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective as of March 10, 2017, Stewart Levin  resigned from his position as a member of our board of directors and from all committees of our board of directors. Mr. Levin’s resignation is not due to any disagreements with us on any of our operations, policies or practices.  A copy of Mr. Levin’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.
As a result of Mr. Levin’s resignations, our directors have determined to reduce the size of our board of directors to four members.

Item 9.01              Financial Statements and Exhibits

(d)         Exhibits.

99.1 Mr. Levin’s resignation letter, dated March 10, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                                                                      OAKRIDGE HOLDINGS, INC.

Date:  March 13, 2017                                                         /s/ Robert C. Harvey
                                                                                                      Robert C. Harvey
                                                                                                      President, Chief Executive Officer, Chief Financial
                                                                                                      Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Mr. Levin’s resignation letter, dated March 10, 2017	Filed Electronically.